Exhibit 99.1
TaskUs Announces Fiscal Second Quarter 2026 Results
NEW BRAUNFELS, Texas, August 5, 2026 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the second quarter ended June 30, 2026.
•Service revenue of $308.9 million, 5.0% year-over-year growth.
•Net income of $22.0 million, net income margin of 7.1%.
•Adjusted Net Income of $30.6 million, Adjusted Net Income margin of 9.9%.
•Diluted EPS of $0.24, Adjusted EPS of $0.33.
•Adjusted EBITDA of $57.7 million, Adjusted EBITDA margin of 18.7%.
•Net cash provided by operating activities of $43.1 million, Free Cash Flow of $32.6 million and 56.5% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $36.4 million and 63.2% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.

“We delivered another solid quarter in Q2, outperforming the top end of our guidance for both revenue and Adjusted EBITDA. As a result, we are raising the midpoint of our full-year revenue guidance,” said Co-Founder and CEO, Bryce Maddock. “Our momentum was anchored by approximately 26% growth in AI Services and continued diversification of our client base through strong mid-teens growth from clients other than our largest client. Our focus continues to be combining cutting-edge AI capabilities with specialized human talent to solve our clients' most complex operational challenges.”
Second Quarter 2026 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Service revenue	$308,855	$294,086	5.0%	$615,121	$571,878	7.6%
Net income	$21,969	$20,047	9.6%	$46,301	$41,195	12.4%
Net income margin	7.1%	6.8%		7.5%	7.2%
Adjusted Net Income	$30,631	$39,697	(22.8)%	$63,385	$75,635	(16.2)%
Adjusted Net Income margin	9.9%	13.5%		10.3%	13.2%
Diluted EPS	$0.24	$0.22	9.1%	$0.50	$0.44	13.6%
Adjusted EPS	$0.33	$0.43	(23.3)%	$0.68	$0.81	(16.0)%
Adjusted EBITDA	$57,669	$64,952	(11.2)%	$116,229	$124,224	(6.4)%
Adjusted EBITDA margin	18.7%	22.1%		18.9%	21.7%
Net cash provided by operating activities	$43,108	$17,009	153.4%	$89,412	$53,285	67.8%
Free Cash Flow	$32,606	$38	NM	$68,705	$21,834	214.7%
Conversion of Adjusted EBITDA to Free Cash Flow	56.5%	0.1%		59.1%	17.6%
Adjusted Free Cash Flow	$36,440	$6,518	459.1%	$78,650	$28,956	171.6%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	63.2%	10.0%		67.7%	23.3%
NM = not meaningful
•At 25.8% year-over-year growth, AI Services remained TaskUs’ fastest growing service line for the sixth quarter in a row.
•Digital Customer Experience growth accelerated to 6.4% compared to Q2 2025.
•Recognized as a Major Contender in Everest Group’s Healthcare Customer Experience Management (CXM) Intelligent Operations PEAK Matrix® Assessment 2026—a company first.
•Since Q1, increased liquidity to $180.3 million in cash and $100.0 million of borrowing capacity under our revolving credit facility.
•Approximately 63,200 teammates at the end of the second quarter of 2026.

“In the second quarter of 2026, we generated revenue of $308.9 million, exceeding the top end of our revenue guidance by $10.9 million. Our results demonstrate the disciplined financial and operational execution underpinning our specialized service offerings as we scale,” said Chief Financial Officer, Rishabh Khemka. “Cash flow generation was once again a highlight in Q2, enabling us to increase our cash flow guidance for the second quarter in a row. For the full-year, we now expect Adjusted Free Cash Flow of $110 to $120 million, representing 9.3% of revenue at the midpoint. We are also increasing the bottom end of our revenue guidance by $10 million, resulting in full-year expectations of $1.22 billion to $1.24 billion in revenue and an Adjusted EBITDA margin of approximately 19%. TaskUs remains laser-focused on outpacing industry growth rates and driving long-term profitability. By pairing financial discipline with emerging growth initiatives and our ongoing AI-enabled transformation, we are well-positioned to strengthen our market leadership.”
Third Quarter and Full Year 2026 Outlook
For the third quarter and full year 2026, TaskUs expects its financial results to include:

2026 Outlook
	Third Quarter	Full Year
Revenue (in millions)	$300 to $302	$1,220 to $1,240
Revenue growth (YoY) at midpoint	0.8%	3.9%
Adjusted EBITDA Margin[1]	~18.7%	~19.0%
Adjusted Free Cash Flow (in millions)[2]	N/A	$110 to $120
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Adjusted Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period, excluding certain non-recurring adjustments. At the midpoint of our guidance, net cash provided by operating activities for the full year 2026 is expected to be approximately $162 million and purchase of property and equipment is expected to be approximately $47 million. Our Adjusted Free Cash Flow guidance and expected net cash provided by operating activities excludes the impact of certain payments, including transaction costs, liability stock-based compensation awards and operational efficiency costs, due to the unpredictability of the costs and timing of payments.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s second quarter 2026 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET. Analysts and investors who wish to participate in the call can register by visiting the following link: https://register-conf.media-server.com/register/BIe8e22a79074142f9842cdfc2a8f1913e
To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. The Company will also make a slide presentation and other materials available on its website. A replay of the audio webcast will be available on the Company’s Investor Relations website for 12 months following the call.
About TaskUs
TaskUs (Nasdaq: TASK) delivers outsourced digital services that power the companies shaping the future. By combining specialized human talent and intelligent technology, we solve complex operational challenges for global category leaders within AI, autonomous vehicles (AV), robotics, social media, financial services, healthcare, and beyond. We enable our clients to elevate their customer experience, protect their platforms, and grow their brands. For more information, visit www.taskus.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “Third Quarter and Full Year 2026 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; increased adoption and utilization of artificial intelligence (“AI”), including Generative AI and Agentic AI, by our clients or us, or our failure to appropriately incorporate AI into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents, whether inadvertent or purposeful, including as the result of a cyber-attack; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; our indebtedness and debt service obligations following the March 2026 refinancing; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; volatile, unfavorable or uncertain economic or political conditions, particularly in the markets in which our clients and operations are concentrated, and the effects of these conditions on our clients’ businesses; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2026, as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. TaskUs undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not a substitute for the most directly comparable GAAP measure and may not be comparable to similarly titled measures used by other companies.

Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.

Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Ramya Kumaraswamy
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Service revenue	$308,855	$294,086	$615,121	$571,878
Operating expenses:
Cost of services	201,705	180,568	399,495	351,749
Selling, general and administrative expense	54,641	68,406	112,925	125,830
Depreciation	11,594	9,867	22,623	19,870
Amortization of intangible assets	5,004	4,997	10,010	9,973
Loss (gain) on disposal of assets	2,600	(114)	2,549	(144)
Total operating expenses	275,544	263,724	547,602	507,278
Operating income	33,311	30,362	67,519	64,600
Other income, net	(5,033)	(1,327)	(12,359)	(1,500)
Financing expenses	8,835	4,635	14,103	9,298
Income before income taxes	29,509	27,054	65,775	56,802
Provision for income taxes	7,540	7,007	19,474	15,607
Net income	$21,969	$20,047	$46,301	$41,195
Net income per common share:
Basic	$0.24	$0.22	$0.51	$0.46
Diluted	$0.24	$0.22	$0.50	$0.44
Weighted-average number of common shares outstanding:
Basic	91,620,230	89,493,215	91,206,490	89,766,782
Diluted	92,495,764	92,576,805	92,794,883	93,116,173

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$180,298	$211,676
Accounts receivable, net of allowance for credit losses of $1,008 and $911, respectively	245,360	254,053
Income tax receivable	2,386	524
Prepaid expenses and other current assets	48,090	42,994
Total current assets	476,134	509,247
Noncurrent assets:
Property and equipment, net	86,019	95,426
Operating lease right-of-use assets	51,475	53,167
Deferred tax assets	12,522	12,366
Intangibles	143,282	153,490
Goodwill	218,859	219,533
Other noncurrent assets	9,348	7,536
Total noncurrent assets	521,505	541,518
Total assets	$997,639	$1,050,765
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$35,856	$45,242
Accrued payroll and employee-related liabilities	67,946	64,549
Current portion of debt	23,287	21,559
Current portion of operating lease liabilities	20,152	19,284
Current portion of income tax payable	4,547	9,354
Deferred revenue	9,760	3,273
Total current liabilities	161,548	163,261
Noncurrent liabilities:
Income tax payable	10,996	9,752
Long-term debt	468,719	219,798
Operating lease liabilities	34,192	37,086
Accrued payroll and employee-related liabilities	8,045	6,575
Deferred tax liabilities	14,111	14,304
Other noncurrent liabilities	183	—
Total noncurrent liabilities	536,246	287,515
Total liabilities	697,794	450,776
Total shareholders’ equity	299,845	599,989
Total liabilities and shareholders’ equity	$997,639	$1,050,765

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$46,301	$41,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,613	19,870
Amortization of intangibles	10,010	9,973
Amortization of debt financing fees	1,038	298
Loss (gain) on disposal of assets	2,549	(144)
Provision for credit losses	286	492
Deferred taxes	(483)	(3,144)
Stock-based compensation expense	10,338	17,056
Changes in operating assets and liabilities:
Accounts receivable	8,174	(31,333)
Prepaid expenses and other current assets	(2,321)	(6,478)
Operating lease right-of-use assets	11,153	9,862
Other noncurrent assets	(403)	(1,771)
Accounts payable and accrued liabilities	(7,553)	2,402
Accrued payroll and employee-related liabilities	(2,136)	5,055
Operating lease liabilities	(11,445)	(8,327)
Income tax payable	(5,389)	(1,357)
Deferred revenue	6,492	(283)
Other noncurrent liabilities	188	(81)
Net cash provided by operating activities	89,412	53,285
Cash flows from investing activities:
Purchase of property and equipment	(20,707)	(31,451)
Net cash used in investing activities	(20,707)	(31,451)
Cash flows from financing activities:
Proceeds from long-term debt	500,000	—
Payments for deferred business acquisition consideration	—	(150)
Payments on long-term debt	(241,988)	(6,750)
Payments for debt financing fees	(9,468)	—
Proceeds from employee stock plans	78	7,127
Payments for taxes related to net share settlement	(5,287)	(5,937)
Payments for stock repurchases	—	(27,783)
Distribution of dividends	(332,788)	—
Net cash used in financing activities	(89,453)	(33,493)
Decrease in cash and cash equivalents	(20,748)	(11,659)
Effect of exchange rate changes on cash	(10,630)	1,409
Cash and cash equivalents at beginning of period	211,676	192,166
Cash and cash equivalents at end of period	$180,298	$181,916

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$21,969	$20,047	$46,301	$41,195
Provision for income taxes	7,540	7,007	19,474	15,607
Financing expenses	8,835	4,635	14,103	9,298
Depreciation	11,594	9,867	22,623	19,870
Amortization of intangible assets	5,004	4,997	10,010	9,973
EBITDA	$54,942	$46,553	$112,511	$95,943
Transaction costs(1)	—	10,164	1,146	10,164
Operational efficiency costs(2)	—	924	—	1,227
Foreign currency losses (gains)(3)	(3,854)	139	(9,457)	1,449
Loss (gain) on disposal of assets	2,600	(114)	2,549	(144)
Severance costs(4)	943	156	1,015	835
Stock-based compensation expense(5)	3,787	8,428	10,710	17,646
Interest income(6)	(749)	(1,298)	(2,245)	(2,896)
Adjusted EBITDA	$57,669	$64,952	$116,229	$124,224
Net Income Margin(7)	7.1%	6.8%	7.5%	7.2%
Adjusted EBITDA Margin(7)	18.7%	22.1%	18.9%	21.7%
(1) Represents non-recurring professional fees related to the Refinancing and Special Dividend in 2026 and take-private transaction in 2025.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents stock-based compensation expense, as well as associated payroll tax.
(6) Represents interest earned on short-term savings, time-deposits and money market funds.
(7) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$21,969	$20,047	$46,301	$41,195
Amortization of intangible assets	5,004	4,997	10,010	9,973
Transaction costs(1)	—	10,164	1,146	10,164
Operational efficiency costs(2)	—	924	—	1,227
Foreign currency losses (gains)(3)	(3,854)	139	(9,457)	1,449
Loss (gain) on disposal of assets	2,600	(114)	2,549	(144)
Severance costs(4)	943	156	1,015	835
Stock-based compensation expense(5)	3,787	8,428	10,710	17,646
Tax impacts of adjustments(6)	182	(5,044)	1,111	(6,710)
Adjusted Net Income	$30,631	$39,697	$63,385	$75,635
Net Income Margin(7)	7.1%	6.8%	7.5%	7.2%
Adjusted Net Income Margin(7)	9.9%	13.5%	10.3%	13.2%
(1) Represents non-recurring professional fees related to the Refinancing and Special Dividend in 2026 and take-private transaction in 2025.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents stock-based compensation expense, as well as associated payroll tax.
(6) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense, transaction costs, operational efficiency costs and severance. After these adjustments, we applied a non-GAAP effective tax rate of 21.5% and 25.8% for the three months ended June 30, 2026 and 2025, respectively, and 23.3% and 25.7% for the six months ended June 30, 2026 and 2025, respectively, to non-GAAP income before income taxes.
(7) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP diluted EPS	$0.24	$0.22	$0.50	$0.44
Per share adjustments to net income(1)	0.09	0.21	0.18	0.37
Adjusted EPS	$0.33	$0.43	$0.68	$0.81

Weighted-average common shares outstanding – diluted	92,495,764	92,576,805	92,794,883	93,116,173

(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$43,108	$17,009	$89,412	$53,285
Purchase of property and equipment	(10,502)	(16,971)	(20,707)	(31,451)
Free Cash Flow	$32,606	$38	$68,705	$21,834
Payment for transaction costs	383	2,547	6,357	2,547
Payment for liability stock-based compensation awards	3,451	—	3,451	—
Payment for litigation costs	—	2,706	—	3,348
Payment for operational efficiency costs	—	1,227	137	1,227
Adjusted Free Cash Flow	$36,440	$6,518	$78,650	$28,956
Conversion of Adjusted EBITDA to Free Cash Flow(1)	56.5%	0.1%	59.1%	17.6%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	63.2%	10.0%	67.7%	23.3%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income and Margin
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payments for transaction costs, operational efficiency costs, liability stock-based compensation awards and certain litigation costs that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustments to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.